UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 1.01. Entry into a Material Definitive Agreement

On October 9, 2023, HNO International, Inc. (the "Company") entered into an Equity Financing Agreement (the “Equity Financing Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments, LLC, a Nevada Limited Liability Company (“GHS”), pursuant to which GHS agreed to purchase (the “Contract Period”) after the effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The Equity Financing Agreement grants the Company the right, from time to time at its sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the Equity Financing Agreement) have passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 90% of the Market Price with “Market Price” defined as the lowest traded price of the Common Stock during the Pricing Period (as defined in the Equity Financing Agreement). No Put will be made in an amount less than $10,000 or greater than $500,000. In no event is the Company entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the 1934 Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended.

The Equity Financing Agreement will terminate upon any of the following events: when GHS has purchased an aggregate of $10,000,000 in the Common Stock of the Company pursuant to the Equity Financing Agreement; on the date that is 24 months from the date of the Agreement; or by mutual written consent of the parties. Actual sales of shares of Common Stock to GHS under the Equity Financing Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The net proceeds under the Equity Financing Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to GHS.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Securities and Exchange Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

Pursuant to the Equity Finance Agreement, the Company issued to GHS 24,753 shares of the Company’s Common Stock as commitment shares (the “Commitment Shares”).

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Item 3.02 Unregistered Sales of Equity Securities

 The disclosure contained in Item 1.01, regarding the Commitment Shares herein is incorporated by reference into this Item 3.02.

The shares above were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: October 12, 2023	By: /s/ Paul Mueller Paul Mueller Chief Executive Officer

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